QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

SENIOR SUBORDINATED PROMISSORY NOTE

THE ISSUANCE AND SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS.  THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE, OR (B) AN OPINION OF COUNSEL (SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT THIS NOTE MAY BE OFFERED FOR SALE, SOLD, ASSIGNED OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM REGISTRATION; PROVIDED THAT SUCH OPINION OF COUNSEL SHALL NOT BE REQUIRED IN CONNECTION WITH ANY SUCH SALE, ASSIGNMENT OR TRANSFER TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS AN AFFILIATE OF THE HOLDER OF THIS NOTE, OR (II) THE HOLDER PROVIDES THE COMPANY WITH ASSURANCE (REASONABLY SATISFACTORY TO THE COMPANY) THAT SUCH NOTE CAN BE SOLD, ASSIGNED OR TRANSFERRED PURSUANT TO RULE 144.

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT BY SUBORDINATED CREDITOR IN FAVOR OF WB QT, LLC, DATED AS OF MAY 9, 2011.

Issuance Date: May 20, 2011	Principal: U.S. $_________

FOR VALUE RECEIVED, Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the "Company"), hereby promises to pay to ____________ or registered assigns ("Holder") the amount set out above as the Principal (as reduced pursuant to the terms hereof or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration or otherwise (in each case in accordance with the terms hereof) and the accrued interest ("Interest") on any outstanding Principal at the Interest Rate (as defined below), from May __, 2011 (the "Issuance Date") until the same becomes due and payable in accordance with the terms hereof).  This Senior Subordinated Promissory Note (, this "Note" and such other Senior Subordinated Promissory Notes, the "Additional Notes") is one of an issue of Senior Subordinated Promissory Notes issued pursuant to the Note and Warrant Purchase Agreement (as defined below) (collectively, the "Notes"). Certain capitalized terms used herein are defined in Section 14.

(1)                                  MATURITY.  On the Maturity Date, the Holder shall surrender this Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest.  The "Maturity Date" shall be September 30, 2011.

(2)                                  INTEREST; INTEREST RATE.  Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a thirty (30) day month. Subject to Section 3, Interest shall be payable entirely in cash on the Maturity Date. Principal and accrued Interest on this Note may not be prepaid at any time except pursuant to Section 4(a) or Section 5.

(3)                                  [Reserved]

(4)                                  RIGHTS UPON EVENT OF DEFAULT.

(a)                                  Event of Default.  Each of the following events shall constitute an "Event of Default":

(i)                                  the Company's failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due under this Note;

(ii)                              the Company or any of its material Subsidiaries file for bankruptcy, consent to the appointment of a receiver, or makes a general assignment for the benefit of its creditors;

(iii)                                 a court enters an order or decree orders the liquidation of the Company or any of its material Subsidiaries;

(iv)                              a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 that is not covered by insurance are rendered against the Company or any of its Subsidiaries; or

(v)                           the Company breaches any covenant or agreement or materially breaches any representation or warranty in the Note and Warrant Purchase Agreement and such breach continues for a period of at least thirty (30) days after written notice thereof from one or more Holders to the Company.

(b)                                 Rights Upon Event of Default.  All the Principal and Interest under the Notes then outstanding shall automatically become immediately due and payable upon the occurrence of an Event of Default. Promptly after the occurrence of an Event of Default with respect to this Note, the Company shall deliver written notice thereof (an "Event of Default Notice") to the Holder.

(5)                                  RIGHTS UPON CHANGE OF CONTROL. All of the Principal and Interest under the Notes then outstanding shall automatically become immediately due and payable upon the consummation of a Change of Control of the Company prior to the Maturity Date.

(6)           SUBORDINATION. This Note and the Additional Notes are subordinate and junior in right of payment to the prior payment in full of all claims of WB QT, LLC and its affiliates or assigns with respect to indebtedness of the Company incurred pursuant to (i) that certain Credit Agreement dated January 31, 2007 by and among the Company, WB QT, LLC, as amended and (ii) each and every promissory note (including any convertible promissory notes) issued by the Company to WB QT, LLC prior to the Issuance Date. This Note and the Additional Notes shall rank senior to all other indebtedness of the Company not incurred in its ordinary course of doing business, whether now existing or hereinafter incurred. Each Holder of this Note, by accepting the same, (i) agrees to and shall be bound by such provisions, (ii) authorizes and directs the Company on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (iii) appoints the Company his or her attorney-in-fact for any and all such purposes. Payments of interest and principal on the Notes is senior to the payment of dividends or amounts paid in liquidation on any class of capital stock of the Company.

(7)         VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES; TRANSFER.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Required Holders. This Note may not be offered for sale, sold, transferred or assigned; provided that this prohibition shall not apply to any such sale, assignment or transfer to an affiliate of the Holder.

(8)         REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note or the Note and Warrant Purchase Agreement at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(9)         PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  The Company shall pay the costs incurred by the Holder for the collection, enforcement or action or in connection with any bankruptcy, reorganization, receivership or other proceeding of the Company, including, but not limited to, reasonable attorneys' fees and disbursements.

(10)         CONSTRUCTION; HEADINGS; NO WAIVER.  This Note shall be deemed to be jointly drafted by the Company and the initial Holders of this Note and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof.

(11)         NOTICES; PAYMENTS.

(a)           Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the Note and Warrant Purchase Agreement. .

(b)           Payments.  All payments hereunder shall be made in lawful money of the United States of America by a check or wire transfer to such address or bank account as previously provided to the Company in writing (which address, in the case of each of the initial Holders of this Note, shall initially be as set forth on the Schedule of Holders attached to the Note and Warrant Purchase Agreement).  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.  Any amount of Principal or other amounts due under the this Note, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of five percent (5%) per annum from the date such amount was due until the same is paid in full ("Late Charge").

(12)         WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby waives demand, notice, presentment, protest and all other demands and notices (other than the notices expressly provided for in this Note) in connection with the delivery, acceptance, default or enforcement of this Note and the Note and Warrant Purchase Agreement.

(13)         GOVERNING LAW.  This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof.  The Company and, by accepting this Note, the holder of this Note each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby.  EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE, HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS NOTE AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(14)         CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(i)           "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(ii)          "Change of Control" means any Fundamental Transaction other than (A) a consolidation or merger with or into another Person in which the beneficial owners of the Company's then outstanding voting securities immediately prior to such transaction beneficially own securities representing fifty percent (50%) or more of the aggregate voting power of then outstanding voting securities of the resulting or acquiring corporation (or any parent thereof), or their equivalent if other than a corporation, in such transaction, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(iii)          "Fundamental Transaction" means (1) that the Company shall, directly or indirectly, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Subsidiary of another Person, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (c) be the subject of a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person or parent of such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (2) a termination of trading.

(iv) "Interest Rate" means 1.25% per month, provided, however, that upon an Event of Default the Interest Rate shall automatically increase to 1.5% per month.

(v) "Note and Warrant Purchase Agreement" means that certain note and warrant purchase agreement dated as of May __, 2011 by and among the Company and Holders, as the same may be amended and/or restated from time to time.

(vi) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity  and a government or any department or agency thereof.

(vii) "Required Holders" means the Holders of Notes representing at least a majority of the aggregate Principal amount of the Notes then outstanding.

(viii) "Subsidiary" means with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of equity entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees or other governing body thereof is at the time owned or controlled by such Person (regardless of whether such equity is owned directly or through one or more other Subsidiaries of such Person or a combination thereof).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

Quantum Fuel Systems Technologies Worldwide, Inc.

By:
Name: W. Brian Olson
Title: Chief Financial Officer

[Signature page to Note]